UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of Principal Executive Offices)	(Zip Code)

(619) 596-8600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None. The Registrant’s common stock is traded on the OTC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Consultant Agreement

On August 2, 2019, Pure Bioscience, Inc. (the “Company”) entered into an Amendment (the “Amendment”), effective August 1, 2019, to the Consultant Agreement with Dave Pfanzelter, effective August 13, 2018 (the “Consultant Agreement”). The Company previously entered into the Consultant Agreement in connection with Mr. Pfanzelter’s retirement from the Board of Directors of the Company (the “Board”) and his position as Chairman of the Board, which provided for a $5,000 per month consulting fee, among other items. Pursuant to the terms of the Amendment, Mr. Pfanzelter has agreed to a consulting fee of $100 per hour in lieu of the monthly consulting fee, which the Company expects to reduce his consulting fee overall.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Sublease

On July 29, 2019, the Company entered into a Sublease Agreement (the “Sublease”) with SwabPlus L.P. (“SwabPlus”), effective July 25, 2019, pursuant to which the Company will sublease certain office and industrial space for its corporate headquarters. The premises are located in Rancho Cucamonga, California. Pursuant to the terms of the Sublease, the Company will pay SwabPlus rent of approximately $2,333 per month, plus additional payments for real property taxes, maintenance and repair and related expenses. The Company expects to transition to the new premises in September 2019. The Company and the landlord under the current lease have agreed to terminate the current lease no later than September 15, 2019. The Company expects the Sublease to reduce the Company’s operating expenses compared to its operating expenses under its current lease.

Tom Y. Lee, CPA, the Company’s Chairman of the Board and, effective August 7, 2019, President and Chief Executive Officer, also serves as chairman of the board of directors and chief executive officer of SwabPlus. Mr. Lee also serves as president of Hermosa Property, Inc., the landlord of the premises subject to the Sublease. The Sublease was considered by the Company in accordance with the Company’s Related Party Transaction and Procedures Policy, and approved by the disinterested members of the Board.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Consultant Agreement, effective August 1, 2019, by and between the Company and Dave Pfanzelter.
10.2	Sublease Agreement, effective July 25, 2019, by and between the Company and SwabPlus L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: August 2, 2019	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer